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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

VECTOR VENTURES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-129847	20-2745790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Analipseos 30 Apt. #25, 52236 Panorama, Thessaloniki, Greece
(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code: +30-697-366-9834

Not Applicable
Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, "we," "us," "our," and the "Company" refers to Vector Ventures Corp., a Nevada corporation, unless otherwise stated.

ITEM 8.01 Other Events

Exploration

On October 23, 2006, we received the results of our Phase 1 exploration program.

The professional geologist has informed us that although the results of the initial campaign were generally poor, the Zone has been physically located and good geological information has been gained. He recommended a crew be sent to the site for a further 7-10 days to continue with the systematic exploration as previously recommended. This additional work should provide enough information to make a decision whether or not to commence the Phase 2 program (mechanical trenching/drilling).

The Board of Directors has advised the geological team to proceed with this next phase immediately to determine whether to continue exploring/developing the property.

In the event that the next round of results do not support the continued development of the One Gun Claim, the Board of Directors may consider other strategic options for Vector, including, but not limited to, the acquisition of other mineral rights/claims to supplement the One Gun Claim, and also the review of other business opportunities unrelated to the mining sector that may provide better value to the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vector Ventures Corp.

Date: October 31, 2006	By:	/s/ Kristian Kostovski

Kristian Kostovski, President